Exhibit 10.41.4

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 12th day of September, 2005, by and among CADMUS COMMUNICATIONS CORPORATION (the “Borrower”), the LENDERS party hereto, WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, BNP PARIBAS, ING CAPITAL LLC, and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents, and the GUARANTORS party hereto.

R E C I T A L S:

The Borrower, the Administrative Agent and the Lenders have entered into a certain Second Amended and Restated Credit Agreement dated January 28, 2004 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of June 15, 2004, the Second Amendment to Second Amended and Restated Credit Agreement dated as of September 17, 2004 and the Third Amendment to Second Amended and Restated Credit Agreement dated as of February 28, 2005, as so amended, the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Guarantors have executed or otherwise become a party to a certain Amended and Restated Guaranty Agreement dated as of January 28, 2004 (the “Guaranty”).

The Borrower and Guarantors have requested the Administrative Agent and the Lenders to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

Section 2.1. Amendments to Definitions. The definitions set forth in Section 1.01 of the Credit Agreement are hereby amended as follows:

(a) The definitions of “Capital Expenditures” and “Consolidated Net Income” are hereby amended and restated in their entirety to read as follows:

“Capital Expenditures” means, for any period, the sum of all capital expenditures incurred during such period by the

Borrower and its Consolidated Subsidiaries (other than capitalized interest), as determined in accordance with GAAP; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, any capital expenditures not to exceed $44,000,000 in the aggregate made in connection with the Equipment Upgrade during Fiscal Year 2006 shall be excluded from Capital Expenditures.

“Consolidated Net Income” means, for any period, (i) the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period plus (ii) the Adjustment Amount for such period plus (iii) premiums paid and expensed during such period in connection with the refinancing of all or substantially all of the Senior Subordinated Notes in a single transaction or series of transactions (to the extent financed by an increase in the principal amount of Subordinated Debt and/or up to $6,600,000 of Senior Debt) plus (iv) any written off deferred loan costs during such period in connection with the refinancing of all or substantially all of the Senior Subordinated Notes in a single transaction or series of transactions plus (v) any restructuring charges incurred (A) during Fiscal Year 2005 not to exceed in the aggregate $5,220,000, and (B) during Fiscal Years 2006 and 2007 combined not to exceed in the aggregate $19,000,000; but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

(b) Clause (A) of the definition of “Permitted Acquisition” is amended and restated in its entirety to read as follows:

(A) the total cash consideration for such Acquisition does not exceed $17,500,000, and, when added to the aggregate cash consideration for all other Acquisitions from the Effective Date does not exceed $35,000,000;

(c) New definitions of “Equipment Upgrade” and “Equipment Upgrade Loans” are hereby inserted, in alphabetical order, to read in their entirety as follows:

“Equipment Upgrade” means that certain major equipment upgrade by the Borrower or its Consolidated Subsidiaries to be achieved by the purchase of (i) three Heidelberg roll-fed, sheet-fed presses and one cover sheet-fed press; (ii) a Goss Sunday 3000/32 web press and a Goss Sunday 4000/48 web press; (iii) a perfect-binding and two saddle-stitching lines and related folders, cutters, rollers, and other finishing equipment; (iv) three platesetters; and (v) building and infrastructure modifications related to the equipment listed in (i) through (iv) above.

“Equipment Upgrade Loans” means (i) the unsecured loan in an amount not exceeding $11,300,000 between Cadmus Journal Services, Inc., as borrower, AKA Ausfuhrkredit-Gesellschaft mbH Frankfurt am Main, as lender, and Deutsche Bank AG, as sponsoring bank and arranger, and (ii) the unsecured loan in an amount not exceeding $4,200,000 between Washburn Graphics, Inc., as borrower, AKA Ausfuhrkredit-Gesellschaft mbH Frankfurt am Main, as lender, and Deutsche Bank AG, as sponsoring bank and arranger, both in connection with the Equipment Upgrade, and such loans have a term of 8 years and are in form and substance satisfactory to the Administrative Agent in its sole discretion.

Section 2.2. Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 6.03. Maximum Total Leverage Ratio. The Borrower shall not suffer or permit the Total Leverage Ratio at any time during each period set forth in the chart below to exceed the applicable ratio set forth opposite such period.

Fiscal Quarter Ending During the Period:	Total Leverage Ratio:
Effective Date through 12/30/04	4.00 to 1.00
12/31/04 through 09/30/05	3.75 to 1.00
10/1/05 through 03/31/06	4.50 to 1.00
04/1/06 through 06/30/06	4.25 to 1.00
07/1/06 through 09/30/06	4.00 to 1.00
10/1/06 and thereafter	3.50 to 1.00

Section 2.3. Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 6.04. Maximum Senior Leverage Ratio. The Borrower shall not suffer or permit the Senior Leverage Ratio at any time during each period set forth in the chart below to exceed the applicable ratio set forth opposite such period.

Fiscal Quarter Ending During the Period:	Senior Leverage Ratio:
Effective Date through 12/30/04	1.75 to 1.00
12/31/04 through 09/30/05	1.50 to 1.00
10/1/05 through 3/31/06	2.25 to 1.00
04/1/06 through 06/30/06	2.00 to 1.00
07/1/06 through 9/30/06	1.75 to 1.00
10/1/06 and thereafter	1.25 to 1.00

Section 2.4. Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 6.10. Limitation on Senior Debt. The Borrower shall not, nor shall it permit any Subsidiary to, incur, create, issue, assume or permit to exist any Consolidated Senior Debt other than (a) Consolidated Senior Debt reflected on the financial statements referred to in Section 5.04(a) for the Fiscal Quarter ended September 30, 2003 and any and all extensions and renewals of such Consolidated Senior Debt so long as the principal amount thereof is not increased; (b) Consolidated Senior Debt set forth on Schedule 6.10 hereto and any and all extensions and renewals of such Consolidated Senior Debt so long as the principal amount thereof is not increased; (c) Consolidated Senior Debt arising under letters of credit in a maximum aggregate face amount of $5,000,000, at any time outstanding, which letters of credit secure the potential obligations and liabilities of the Borrower and its Subsidiaries in connection with workers compensation claims; (d) Consolidated Senior Debt arising under letters of credit in a maximum aggregate face amount of $5,000,000, at any time outstanding, which letters of credit secure the potential obligations and liabilities of the Borrower and its Subsidiaries in connection with the purchase of production equipment during the manufacture and delivery of such equipment; (e) Consolidated Senior Debt in a maximum amount of $5,000,000, at any time outstanding, arising under capital leases; (f) Consolidated Senior Debt in a maximum aggregate amount of $2,500,000, at any time outstanding, incurred by Foreign Subsidiaries in the local currency of such Foreign Subsidiaries; and (g) Consolidated Senior Debt in a maximum aggregate principal amount not to exceed $15,500,000, at any time outstanding, incurred by the Borrower or any Consolidated Subsidiary pursuant to the Equipment Upgrade Loans.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions:

(a) receipt by the Administrative Agent of a duly executed counterpart of this Amendment signed by the Borrower, the Guarantors, and the Required Lenders;

(b) receipt by the Administrative Agent from the Borrower of any and all fees and expenses to be paid by the Borrower to the Administrative Agent in connection with this Amendment; and

(c) the fact that the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in Section 5 of this Amendment shall be true on and as of the date hereof, except, in the case of representations and warranties of the Borrower contained in Article V of the Credit Agreement for matters which have previously been disclosed in the Borrower’s SEC filings or to the Administrative Agent and the Lenders in one or more Compliance Certificates.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed, The Borrower hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to each of the Lenders as follows:

(a) No Default under the Credit Agreement has occurred and is continuing on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes a legal, valid and binding obligation of the Borrower, and each Guarantor enforceable against it in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance of the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower, or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Guarantor is party or by which the assets or properties of the Borrower or Guarantors are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of North Carolina.

SECTION 8. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Guaranty and Indemnity, Subrogation and Contribution Agreement, said Guaranty and Indemnity, Subrogation and Contribution Agreement being hereby ratified and affirmed. The Guarantors hereby expressly agree that the Guaranty and Indemnity, Subrogation and Contribution Agreement are in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, under seal, this Amendment as of the day and year first above written.

BORROWER:

CADMUS COMMUNICATIONS CORPORATION

By:	/s/ Paul K. Suijk	(SEAL)
Name:	Paul K. Suijk
Title:	Senior VP & CFO

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:	/s/ Laura K. Douglas
Name:	Laura K. Douglas
Title:	AVP

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By:	/s/ Scott K. Mitchell
Name:	Scott K. Mitchell
Title:	Senior Vice President

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

BNP PARIBAS, as Co-Documentation Agent and a Lender

By:	/s/ Shayn March
Name:	Shayn March
Title:	Director

By:	/s/ Angela Bentley-Arnold
Name:	Angela Bentley-Arnold
Title:	Vice President

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

ING CAPITAL LLC, as Co-Documentation Agent and a Lender

By:	/s/ William C. Beddingfield
Name:	William C. Beddingfield
Title:	Managing Director

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agent and a Lender

By:	/s/ Matthew Jones
Name:	Matthew Jones
Title:	Senior Vice President

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

NATIONAL CITY BANK, as a Lender

By:
Name:
Title:

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

HARRIS TRUST AND SAVINGS BANK, as a Lender

By:
Name:
Title:

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement

GUARANTORS:

CADMUS INTERNATIONAL HOLDINGS, INC.; CADMUS JOURNAL SERVICES, INC.; CADMUS MARKETING GROUP, INC.; CADMUS PRINTING GROUP, INC.; PORT CITY PRESS, INC.; SCIENCE CRAFTSMAN INCORPORATED; WASHBURN GRAPHICS, INC.

By:	/s/ Christopher T. Schools
Name:	Christopher T. Schools
Title:	VP & Treasurer

CADMUS INVESTMENTS, LLC

By:	/s/ Christopher T. Schools
Name:	Christopher T. Schools
Title:	President & Asst. Treasurer

CDMS MANAGEMENT, LLC

By:	/s/ Christopher T. Schools
Name:	Christopher T. Schools
Title:	Treasurer

Signature Page of

Fourth Amendment to Second Amended and Restated Credit Agreement